Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated July 30, 2021, relating to the financial statements of BuzzFeed, Inc., appearing in the Registration Statement on Form S-1 of BuzzFeed, Inc. dated January 11, 2022.

/s/ Deloitte & Touche LLP

New York, New York

February 8, 2022